UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 12, 2011
Date of Report (Date of earliest event reported)

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13948	62-1612879
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

100 North Point Center East, Suite 600
Alpharetta, Georgia	30022
(Address of principal executive offices)	(Zip code)

1-800-514-0186
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act. (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act. (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act. (17 CFR 240.13c-4(c))

Item 1.01	Entry into a Material Definitive Agreement and
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On May 12, 2011, Schweitzer-Mauduit International, Inc. (“the Company”) entered into a new unsecured credit agreement (“Credit Agreement”) with a group of banks led by three joint bookrunners J.P. Morgan Securities LLC, SG Americas Securities, LLC and SunTrust Robinson Humphrey, Inc. to refinance its existing bank credit agreement.  The Credit Agreement is effective May 12, 2011 and provides for borrowing capacity of approximately $225 million with a $100 million accordion feature. The five-year revolving credit facility includes a $100 million equivalent sub-limit available in euros, a $25 million equivalent sub-limit available in Philippine pesos and has no specific restriction for repurchases of SWM common stock.

The Credit Agreement is guaranteed by the Company and contains representations and warranties which are customary for facilities of this type and covenants and provisions that, among other things, require the Company to maintain (a) a Maximum Net Debt to EBITDA Ratio of 3.00 and (b) Minimum Interest Coverage of 3.50.

The increased amount of the facility and its favorable terms will provide greater flexibility to pursue various strategic opportunities.  Repayment of amounts drawn under the Credit Agreement may be accelerated in limited circumstances, which include events of default not timely cured and change of control events.  Expected draws are anticipated for repaying borrowings under the existing credit agreement and other general corporate purposes.  Borrowings against the new facilities are expected to be consistent with levels disclosed in SWM’s first quarter 2011 filing to the U.S. Securities and Exchange Commission on Form 10-Q.  Under the Credit Agreement, interest rates are based on the London Interbank Offered Rate plus an applicable margin that varies from 1.25 percent to 2.00 percent per annum depending on the Net Debt to EBITDA Ratio, as defined in the Credit Agreement.  The Company will incur commitment fees at an annual rate of 0.20 to 0.30 percent of the applicable margin on the committed amounts not drawn, depending on the Net Debt to EBITDA Ratio.

The Credit Agreement replaces the existing credit facility executed on July 20, 2006 that was scheduled to expire in July 2012.

Item 9.01	Financial Statements and Exhibits.

(c)  Exhibits

99.1	Press Release, dated May 12, 2011, of Schweitzer-Mauduit International, Inc., announcing completion of a new syndicated revolving bank credit facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schweitzer-Mauduit International, Inc.

	By:	/s/ Peter J. Thompson
Peter J. Thompson
Executive Vice President,
Finance & Strategic Planning
Dated: May 12, 2011

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
Current Report on Form 8-K
Dated May 12, 2011

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release, dated May 12, 2011, of Schweitzer-Mauduit International, Inc., announcing completion of a new syndicated revolving bank credit facility.